Exhibit 99.1

SITO Mobile Reports Second Quarter 2018 Results

JERSEY CITY, N.J., August 20, 2018 -- SITO Mobile Ltd. (NASDAQ: SITO), an insights-driven Consumer Behavior and Location Sciences™ company, announced today its financial results for the three and six months ended June 30, 2018.

Second Quarter Financial and Recent Business Highlights

•	Revenues for the three months ended June 30, 2018 of $8.4 million were in line with management’s previously announced expectations for quarterly revenues in the range of $8 million to $9 million

•	Gross profit for the second quarter of 2018 was $4.0 million, or 48% of total revenue, compared to $5.1 million, or 48% of total revenue, for the corresponding period of 2017

•	Net loss in the second quarter of 2018 was $5.7 million, compared to a net loss of $2.2 million for the corresponding period of 2017

•	Adjusted EBITDA* loss for the second quarter of 2018 was $3.6 million

•	Subsequent to quarter end, the Company appointed experienced advertising and marketing industry executives Bonin Bough, Jonathan Bond, Steven Felsher and Brett O’Brien to the Board of Directors

•	Attracted 53 attendees to the Inaugural SITO Institute of Consumer Behavior and Location Sciences Forum including marketing leaders from TDAmeritrade , Aetna, Yext and Take-Two Interactive; Ad Agency leaders like Paul Woolmington, CEO of Canvas Worldwide, as well as other industry thought leaders such as Peter Horst, CEO of CMO Inc. (formerly of CMO CapitalOne and Hershey’s)

•	Subsequent to the end of the second quarter, the Company announced a partnership with Ribbow Media Group to deliver media to promote movies beginning in the second half of 2018

Tom Pallack, SITO’s Chief Executive Officer commented, “We continue to advance initiatives to transform our organization from what has historically been a media placement business with one-time campaign driven revenues to a differentiated consumer behavior research organization with syndicated and contracted data revenues that are recurring. Our second quarter results highlight the challenges of our traditional campaign-driven media placement revenue model and underscore the benefits of the strategy we are actively pursuing. Media placement campaign volume grew on a sequential basis, despite the absence of one customer who accounted for approximately 46% of our first quarter revenues, which was not actively running campaigns with SITO during the second quarter. We anticipate increased levels of activity from this customer in the second half of this year.”

“We remain confident in our ability to augment our revenue model with transformative, multi-year, consumer insights and data-driven transactions with large enterprise brands,” Pallack added. “As part of our strategic transition, we reconstituted our board of directors and added accomplished marketing and advertising executives who have the expertise and relationships with brand and agency prospects to support our pursuit of new business and the experience to guide our organization through the business transition we have put in motion.”

Second Quarter Financial Summary

Total revenue for the three months ended June 30, 2018 decreased 22%, or $2.3 million, to $8.4 million compared to $10.8 million in the corresponding period of 2017. This decrease in total revenue was primarily due to a decrease in the average spend per customer in addition to a decrease in lower margin TV revenue spend.

Gross profit for the three months ended June 30, 2018 was $4.0 million, or 48% of total revenue, compared to $5.1 million, or 48% of total revenue, for the corresponding period of 2017, and $4.4 million, or 40% of total revenue, for the three months ended March 31, 2018. The increase in gross profit as a percentage of total revenue for the three months ended June 30, 2018 compared with the three months ended March 31, 2018 was primarily the result of concentration in lower margin revenue associated with a large customer during the three months ended March 31, 2018.

Loss from operations for the three months ended June 30, 2018 was $6.1 million compared to a loss from operations of $2.8 million in the corresponding period of 2017. The increase in loss from operations was primarily due to a $1.8 million increase in sales and marketing expenses related to the implementation of the Company’s 2017 stock incentive plan, expansion of the Company’s direct sales force and customer management personnel, and increased marketing efforts.

Net loss for the three months ended June 30, 2018 was $5.7 million, or ($0.23) per basic and diluted share, compared to a net loss of $2.2 million, or ($0.10) per basic and diluted share, in the corresponding period of 2017.

Adjusted EBITDA* for the three months ended June 30, 2018 was a loss of $3.6 million compared to Adjusted EBITDA* income of $1.0 million in the corresponding period of 2017.

* SITO Mobile has presented Adjusted EBITDA, a non-GAAP measure, because many of our investors use these non-GAAP measures to monitor the Company’s performance. Generally, a non-GAAP financial measure is a quantitative assessment of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. It should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Cash used in operations for the three months ended June 30, 2018 was $6.1 million compared to $1.4 million for the corresponding period in 2017. This is inclusive of year-end bonuses for fiscal 2017, which is an annual event during the first half of each year, and various professional fees for legal, audit, and other services.

Balance Sheet Summary

As of June 30, 2018, the Company had $6.6 million in cash and cash equivalents compared to $3.6 million at December 31, 2017.

Conference call information:

Date: Monday, August 20, 2018
Time: 4:30 p.m. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8293
Dial in Number for International Callers (Outside U.S. & Canada): 201-689-8349

The conference call will also be webcasted live on the Investor Relations section of SITO’s IR web site at http://ir.sitomobile.com/ir-calendar.

A replay will be available for two weeks starting on August 20, 2018 at approximately 8 p.m. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13682671.

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The Company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and customized solutions spanning media and research, visit www.sitomobile.com.

About Non-GAAP Financial Measures

We present EBITDA and Adjusted EBITDA and in this press release to provide a supplemental measure of our operating performance. We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, and Adjusted EBITDA, as EBITDA before stock based compensation, certain non-recurring professional expenses related to pending or threatened contested solicitations of the Company’s shareholders, investigations of former executives, defense of certain class action lawsuits, and implementation of a section 382 rights plan. We believe EBITDA and Adjusted EBITDA are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 3018, and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Investor Relations

Rob Fink

Hayden IR

Phone: 646.415.8972

Email: SITO@haydenir.com

Source: SITO Mobile, Ltd.

SITO MOBILE, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue
Media placement	$8,428,564	$10,725,454	$19,573,216	$17,247,586
Licensing and royalties	-	29,311	-	59,927
Total revenue	8,428,564	10,754,765	19,573,216	17,307,513

Cost of Revenue
Cost of revenue	4,402,154	5,626,862	11,100,030	9,021,923
Gross profit	4,026,410	5,127,903	8,473,186	8,285,590

Operating Expenses
Sales and marketing	5,512,821	3,735,131	10,773,072	7,212,042
General and administrative	4,423,630	4,087,978	9,373,013	6,418,432
Depreciation and amortization	171,536	120,923	356,293	282,687
Total operating expenses	10,107,987	7,944,032	20,502,378	13,913,161

Loss from operations	(6,081,577)	(2,816,129)	(12,029,192)	(5,627,571)

Other Income (Expense)
Earnings from joint venture	-	1,372,541	-	1,464,754
Gain on revaluation of warrant liability	334,304	-	975,520	-
Other income	31,551	-	117,630	-
Interest income (expense), net	1,919	(352,147)	5,893	(743,761)

Net loss before income taxes	(5,713,803)	(1,795,735)	(10,930,149)	(4,906,578)

Income tax benefit	(22,059)	-	(53,444)	-

Net loss from continuing operations	(5,735,862)	(1,795,735)	(10,983,593)	(4,906,578)

Discontinued Operations
Income from operations of discontinued component	-	(367,008)	-	(315,632)

Net income from discontinued operations	-	(367,008)	-	(315,632)

Net loss	$(5,735,862)	$(2,162,743)	$(10,983,593)	$(5,222,210)

Basic and diluted net loss per share
Continuing operations	(0.23)	(0.09)	(0.45)	(0.24)
Discontinued operations	-	(0.02)	-	(0.02)
Basic and diluted net loss per share	$(0.23)	$(0.10)	$(0.45)	$(0.25)

Basic and diluted weighted average shares outstanding	25,128,681	20,693,809	24,430,373	20,687,463

SITO MOBILE, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,631,570	$3,611,438
Accounts receivable, net	8,195,138	13,005,718
Other prepaid expenses	847,305	374,380
Assets from discontinued operations	-	10,596

Total current assets	15,674,013	17,002,132

Property and equipment, net	417,556	449,949

Other assets
Capitalized software development costs, net	1,138,087	1,485,285
Intangible assets:
Patents, net	649,272	742,574
Other intangible assets, net	1,032,507	1,168,007
Goodwill	6,444,225	6,444,225
Other assets	106,745	92,420

Total other assets	9,370,836	9,932,511

Total assets	$25,462,405	$27,384,592
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,851,188	$6,506,902
Accrued expenses	4,141,888	9,911,540
Deferred revenue	2,659	-
Current obligations under capital lease	3,540	2,756
Warrant liability	563,868	1,539,388
Liabilities from discontinued operations	-	210,789

Total current liabilities	8,563,143	18,171,375

Long-term liabilities
Obligations under capital lease	9,437	-

Total long-term liabilities	9,437	-

Total liabilities	8,572,580	18,171,375

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 25,342,305 shares issued and outstanding as of June 30, 2018; and 22,039,529 shares issued and outstanding as of December 31, 2017	25,340	22,038
Additional paid-in capital	183,665,827	165,008,928
Accumulated deficit	(166,801,342)	(155,817,749)

Total stockholders' equity	16,889,825	9,213,217

Total liabilities and stockholders' equity	$25,462,405	$27,384,592

SITO MOBILE, LTD.

Reconciliation of GAAP Net Income to Adjusted EBITDA

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net (loss)	$(5,735,862)	$(2,162,743)	$(10,983,593)	$(5,222,210)
Net (loss) income from discontinued operations	-	(367,008)	-	(315,632)
Net (loss) from continuing operations	(5,735,862)	(1,795,735)	(10,983,593)	(4,906,578)
Adjustments to reconcile net (loss) to EBITDA:
Depreciation and amortization expense included in cost of revenue and operating expenses:
Amortization included in cost of revenue	207,690	225,609	416,244	644,797
Depreciation and other amortization	171,536	120,923	356,293	282,687
Total depreciation and amortization expense	379,226	346,532	772,537	927,484
Interest income (expense), net	1,919	(352,147)	5,893	(743,761)
Income tax (benefit)	(22,059)	-	(53,444)	-

EBITDA	(5,336,496)	(1,097,056)	(10,163,505)	(3,235,333)

Adjustments to reconcile EBITDA:
Stock based compensation expense included in operating expenses:
Sales and marketing	470,550	136,720	1,052,083	239,281
General and administrative	1,305,422	117,507	2,813,217	356,207
Total stock based compensation expense	1,775,972	254,227	3,865,300	595,488

Gain on warrant revaluation	334,304	-	975,520	-

Certain non-recurring expenses
Other litigation	196,131	-	261,401	-
Investigations of former executives	21,221	92,633	21,221	608,007
Class action lawsuits	35,991	32,984	35,991	234,169
Section 382 rights plan	-	3,480	-	134,923
Contested solicitation pending of threatened against the Company	330	1,697,325	59,998	1,747,019
Total non-recurring expenses	253,673	1,826,422	378,611	2,724,118

Adjusted EBITDA	$(3,641,155)	$983,593	$(6,895,114)	$84,273